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                                                                    Exhibit 99.3

[NYSE LOGO]                                                        [COOPER LOGO]


NEWS RELEASE                                               21062 Bake Parkway
                                                           Lake Forest, CA 92630
          CONTACT:                                         888-822-2660
                                                           Fax:(949) 597-0662
          Norris Battin
          The Cooper Companies, Inc.


           FOR IMMEDIATE RELEASE

   COOPER COMPANIES COMPLETES ACQUISITION OF BIOCOMPATIBLES EYE CARE BUSINESS

                Company Issues New Revenue and Earnings Guidance
Conference Call Today at 2 P.M. PST to Discuss Transaction
----------------------------------------------------------

LAKE FOREST, Calif., February 28, 2002 - The Cooper Companies, Inc. (NYSE:COO), announced today that its CooperVision Unit (CVI) has completed the acquisition of Biocompatibles Eye Care, Inc., the contact lens business of Biocompatibles plc (LSE: BII).

The purchase price was 'L'68 million (about $97 million) plus a yet undetermined amount for transaction costs. Cooper paid 'L'24 million cash at the closing and issued notes to the selling shareholders totaling 'L'44 million. Cooper is currently negotiating an expanded bank credit facility which it expects to complete in early May. Part of the proceeds will be used to repay the notes.

Biocompatibles Eye Care (BE), the world's sixth largest contact lens manufacturer, had worldwide revenue in calendar 2001 of about $70 million, about 70 percent outside of North America. The Proclear line of products, manufactured with proprietary Phosphorylcholine (PC) technology that helps enhance tissue-device compatibility, accounts for about 45 percent of revenue. Proclear lenses are often indicated for patients with mild discomfort relating to dryness during lens wear, a condition that often causes patients to drop out of lens wear.

Estimated Results Going Forward

The Company has updated its revenue and diluted earnings per share (EPS) guidance to include the BE acquisition:

                         Revenue                        Diluted EPS
                         -------                        -----------
     FY 2002      $310 to $320 million                $3.05 to $3.10
     FY 2003      $375 to $390 million                $3.95 to $4.05

For the second quarter of fiscal 2002 ending April 30, Cooper expects transition expenses related to the acquisition to reduce EPS by approximately 11 cents, and expects that the transaction will be cumulatively neutral to EPS for





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the eight month period ending October 31, 2002 and accretive thereafter. In
2003, BE is expected to contribute about 50 cents per share to Cooper's earnings and 79 cents in 2004.

CVI expects to achieve these results primarily by eliminating duplicate operating expenses and rationalizing manufacturing operations, and expects that these actions will yield cost savings in excess of $11 million annually after an initial integration period of four to five months. Following an 18-month transition period, CVI's annualized operating margin is expected to return to its current level of about 30 percent annually.

Biocompatibles Eyecare is expected to add about $45 million to CVI's worldwide revenue in the eight months of 2002 following the acquisition and $75 million in 2003, following selected product and market rationalization. This includes the discontinuation of obsolete and unprofitable products with about $5 million of revenue beginning immediately. In addition to continued strong growth in the Proclear product line, CVI expects to generate incremental revenue by introducing the CVI product line through BE's overseas businesses.

BE brings three important strategic benefits to CooperVision:

     o The Proclear family of soft contact lenses that are FDA cleared to be used by patients with dry eyes complements CVI's strategy of growing its market share by entering and developing profitable specialty segments of the contact lens market. In the United States, CVI is the leading manufacturer of toric lenses for astigmatism and has recently entered the cosmetic and multifocal segments of the specialty market.

         In the United States, specialty lenses account for about 45 percent of contact lens revenue-about $505 million--and about 25 percent worldwide--about $770 million, growing at more than twice the rate of the total market.

     o BE will augment CVI's rapidly growing business outside the United States, particularly in Europe. With the completion of the acquisition, CVI's annual European revenue will approach $100 million through subsidiaries in Italy, Sweden, Spain, France, Holland and the United Kingdom.

     o BE has extended wear and daily disposable lens research programs that longer term could allow CVI to enter these market segments with proprietary lens designs.

Biocompatibles Eyecare Background

Biocompatibles Eyecare, the world's sixth largest contact lens supplier, uses its proprietary phosphorylcholine technology in the manufacture of its products. Phosphorylcholine, a substance present in the cell membrane of red blood cells and the primary natural material responsible for biocompatibility, combined with the unique polymer omafilcon A, form the basis of BE's leading products. Medical devices made from phosphorylcholine materials have been demonstrated to significantly reduce the incidence of adverse interactions with body fluids such as blood and tear film.

BE's Proclear family of soft contact lenses includes the Proclear Compatibles monthly replacement sphere and toric lenses, the Proclear conventional six-month planned replacement lens and the Proclear Tailor Made Toric, a custom toric product that complements CVI's leading toric market position. Including the toric business of Biocompatibles, CVI's worldwide toric sales in 2002 will exceed $115 million or 33 percent of the world market.

In North America, CVI plans to continue Biocompatible's practitioner-oriented marketing approach with the Proclear monthly product line.

Proclear lenses are the only contact lenses to have received clearance from the U.S. Food and Drug Administration with the claim that the lenses "may provide improved comfort for contact lens wearers who experience mild discomfort relating to dryness during lens wear." CVI estimates that over 50 percent of contact lens wearers may eventually suffer from dry eye symptoms.

When theses symptoms occur, wearing time is reduced, causing some patients to give up wearing lenses altogether. Next to visual acuity, comfort is the most important feature in determining contact lens selection. More detailed information about the Proclear product line is available at www.Proclear.com.

BE had worldwide revenue in 2001 of about $70 million. The Proclear product line, which grew about 20 percent in 2001, accounts for about 45 percent of BE's worldwide revenues and will account for more than 50 percent in 2002. Products acquired from International Hydron in March 2000, a line of non-PC soft planned replacement sphere and toric lenses and a line of conventional soft contact lenses, comprise the rest of the product line. Revenue for these products declined about 10 percent in 2001. Some of these are outmoded and unprofitable and will be eliminated.

About 70 percent of BE's sales are outside of North America with about 20 percent coming from the United Kingdom, 45 percent from the rest of Europe and the remainder from the rest of the world.

BE currently manufacturers its products in Norfolk, Va., Farnborough, United Kingdom, Adelaide, Australia and Madrid, Spain.

Conference Call

Cooper will hold a conference call today at 2 P.M. Pacific Standard Time to discuss the transaction. To access the live call, dial 1-800-310-1961. A replay will be available approximately one hour after the call and remain available for five days at 1-888-203-1112. The access code is 764978 for both the live call and the replay. The call will also be broadcast live on the Cooper Companies' Web site, www.coopercos.com and at www.bestcalls.com and www.streetevents.com.

Forward-Looking Statements

Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer





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systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, changes in tax laws, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2001. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Norfolk, Va., Adelaide, Australia, Farnborough and Hamble, England, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.

CooperSurgical, Inc., with operations in Trumbull, Conn., Hollywood, Fla., Malmo, Sweden, Montreal and Berlin, markets diagnostic products, surgical instruments and accessories for the gynecological market. Its Web address is www.coopersurgical.com.

Trademarks of The Cooper Companies, Inc., and its affiliates are italicized.



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